Exhibit 99.3

Financial Statements

Leo Factory Motors 2, Inc.

For the years ended December 31, 2014 and 2013(audited)

For the three months ended March 31, 2015 (unaudited)

Leo Factory Motors 2, Inc.

Contents	Page

Financial Statements:

Report of Independent Registered Public Accounting Firm

Balance Sheet at December 31, 2014 and 2013 (audited) and March 31, 2015 (unaudited)	1

Statements of Operations for the years ended December 31, 2014 and 2013 (audited) and the three months ended March 31, 2015 (unaudited)	2

Statements of Cash Flows for the years ended December 31, 2014 and 2013 (audited) and the three months ended March 31, 2015 (unaudited)	3

Statements of Shareholder's Equity for the years ended December 31, 2014 and 2013 (audited) and the three months ended March 31, 2015 (unaudited)	4

Notes to Financial Statements	5-11

Scrudato & Co., PA
CERTIFIED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Leo Motors Factory 2, Inc.

We have audited the accompanying balance sheets of Leo Motors Factory 2, Inc. (“the Company”) as of December 31, 2014 and 2013 and the related statements of operations, stockholder's deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Leo Motors Factory 2, Inc. as of December 31, 2014 and 2013 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4, the Company has limited operating history and has incurred losses since inception and has a working capital deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Scrudato & Co., PA
Califon, New Jersey

June 13, 2015

7 Valley View Drive Califon, New Jersey 07830
Registered Public Accounting Company Oversight Board Firm

LEO MOTORS FACTORY 2, INC.
BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLAR)

	Balance at
	3/31/2015	12/31/2014	12/31/2013
	(Unaudited)	(Audited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	$30,361	$56,913	$91,836
Prepayment to suppliers	0	4,676	280
Short term advances	0	0	6,576
Other current assets	56,749	271,307	186,854
Total Current Assets	87,110	332,896	285,546
Fixed assets, net	80,168	9,111	26,728
Deposit	150,235	150,235	150,235
Other non-current assets	1,097	1,136	0
Total Assets	318,610	493,378	$462,509
Liabilities and Equity(Deficit)
Current Liabilities:
Accounts payable and accrued expenses	$200,720	$122,933	$99,186
Advance from customers	4,570	0	0
Taxes payable	79,791	49,438	30,587
Notes payable current	77,151	34,827	34,827
Total Current Liabilities	362,232	207,198	164,600
Notes payable	88,565	18,355	53,062
Total Liabilities	450,797	225,553	217,662
Commitments (Note 8)	-	-	-
Leo Motors, Inc.("LEOM") Equity(Deficit):
Common stock (KRW 5,000 par value; 40,000 shares authorized); 10,000 issued and outstanding at March 31, 2015 and December 31, 2014 and 2013	46,948	46,948	46,948
Accumulated loss	(179,135)	220,877	197,899
Total Equity(Deficit) Leo Motors, Inc.	(132,187)	267,825	244,847
Total Liabilities and Equity(Deficit)	$318,610	$493,378	$462,509

"See accompanying notes to consolidated financial statements"

LEO MOTORS FACTORY 2, INC.
STATEMENTS OF OPERATIONS
(AMOUNTS EXPRESSED IN US DOLLAR)

	For the three months ended	For the year ended	For the year ended
	31-Mar-15	31-Dec-14	31-Dec-13
	(Unaudited)	(Audited)	(Audited)
Revenues	$268,960	$1,407,064	$1,557,379

Cost of Revenues	104,898	373,902	471,185
Gross Profit	164,062	1,033,162	1,086,194

Operating Expenses	640,536	997,594	996,514
Income(loss) from Continuing Operations	(476,474)	35,568	89,680

Other Income (Expenses)
Interest expense	(1,725)	(3,377)	(7,057)
Non-Operating (expense) income	78,187	0	11,435
Total Other Income (Expenses)	76,462	(3,377)	4,378

Income(loss) from Continuing Operations Before Income Taxes	(400,012)	32,191	94,058

Income Tax Expense	0	9,213	11,325
Net Income(Loss)	$(400,012)	$22,978	$82,733

Net Loss per Common Share:
Basic and diluted	$(40.00)	$2.30	$8.27
Weighted Average Common Shares Outstanding:
Basic and diluted	$10,000	$10,000	$10,000

"See accompanying notes to consolidated financial statements"

LEO MOTORS FACTORY 2, INC.
STATEMENTS OF CASH FLOWS
(AMOUNTS EXPRESSED IN US DOLLAR)

	For the three months ended	For the year ended	For the year ended
	2015	2014	2013
	(Unaudited)	(Audited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(400,012)	$22,978	$82,733
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	4,404	17,617	19,042
Gain on sale of equipment	(78,187)	0	0
Changes in assets and liabilities:
Prepayment to suppliers	4,637	(4,396)	(280)
Advances	0	6,576	(6,576)
Other assets	214,558	(85,591)	16,772
Accounts payable, other payables and accrued expenses	77,787	23,747	20,157
Advances	4,570	0	0
Taxes payable	30,353	18,851	(4,495)
Net cash used in operating activities:	(141,890)	(218)	127,353
Cash flows from investing activities:
Investment in equipment	(6,979)	0	0
Net cash provided(used) in investing activities:	(6,979)	0	0
Cash flows from financing activities:
Proceeds from notes payable	128,005	0	0
Payments on notes payable	(5,688)	(34,705)	(96,924)
Net cash provided(used) by financing activities:	122,317	(34,705)	(96,924)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(26,552)	(34,923)	30,429

Cash and cash equivalents - beginning of year	56,913	91,836	61,407

Cash and cash equivalents - end of year	$30,361	$56,913	$91,836

Supplemental disclosure of cash flow activities:
Cash paid for:
Interest	$0	$0	$0
Income taxes	$0	$0	$0
Supplemental disclosures of non cash activities:
Cash paid for:
None	$0	$0	$0

"See accompanying notes to consolidated financial statements"

LEO MOTORS FACTORY 1, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE UNAUDITED THREE MONTHS ENDED MARCH 31, 2015 AND THE AUDITED YEARS ENDED DECEMBER 31, 2014 AND 2013
(AMOUNTS EXPRESSED IN US DOLLAR)

	Common Stock		Additional		Total
	Number of		Paid-in	Accumulated	Stockholders'
	Stocks	Amount	Capital	Loss	Equity

Balance, December 31, 2012	10,000	46,948	-	115,166	162,114

Net loss for the period ended 12/31/13	-	-	-	82,733	82,733

Balance, December 31, 2013	10,000	$46,948	$-	$197,899	$244,847

Net loss for the period ended 12/31/14	-	-	-	22,978	22,978

Balance, December 31, 2014	10,000	$46,948	$-	$220,877	$267,825

Net loss for the three months ended 3/31/15	-	-	-	(400,012)	(400,012)

Balance, March 31, 2015	10,000	46,948	0	(179,135)	(132,187)

See accompanying notes to consolidated financial statements

LEO MOTORS FACTORY 2, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - COMPANY BACKGROUND

Company Business

Leo Motors Factory 2, Inc, (the “Company”) was originally incorporated as Diall Motors, on December 9, 2005. It was started as the repair shop servicing Luxury cars which require high technology and expertise. The Company provides repair services to those old luxury cars with reasonable prices and shorter repair time using used parts and parallel imported parts for cars passed warranty. The Company is currently preparing the first electric vehicle repair shop in Korea with Leo engineers. On March 31, 2015 the Company sold a 50% interest through the issuance of Common Stock in exchange for KRW 100,000,000. This transaction is not reflected in these financial statements.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant account policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and the notes are the representation of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles (“USGAAP”) and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

These financial statements and related notes are expressed in US dollars consistent with the presentation of its acquiring company. The Company’s fiscal year-end is December 31.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable inventory and prepaid expenses, accounts payable and deferred revenues, the carrying amounts approximate fair value due to their short maturities.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements”. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company.

LEO MOTORS FACTORY 2, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

The Company generates revenue from the delivery of goods and records revenues when the sales are completed, already collected or collectability is reasonably assured, there is no future obligation and there is remote chance of future claim or refund to the customers.

Revenue is recognized when risk of ownership and title pass to the buyer, generally upon the delivery of professional services. Pricing is fixed and determinable according to the Company’s published brochures and price lists.

Accounts Receivables

Accounts receivables of the Company are reviewed to determine if their carrying value has become impaired.

The Company considers the assets to be impaired if the balances are greater than one-year old. Management regularly reviews accounts receivable and will establish an allowance for potentially uncollectible amounts when appropriate. When accounts are written off, they will be charged against the allowance.

Receivables are not collateralized and do not bear interest.

Cash Equivalents

For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalent.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which is generally 3 to 10 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company will periodically evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. We use an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, “Accounting for Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

LEO MOTORS FACTORY 2, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is “more likely than not” that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Loss per Share

Basic earnings (loss) per share is computed by dividing net income, or loss, by the weighted average number of shares of common stock outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income, or loss, by the weighted average number of shares of both common and preferred stock outstanding for the period.

Stock-Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. For stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. Stock option awards are valued using the Black-Scholes option-pricing model.

Foreign Currency Translation And Comprehensive Income

The presentation currency of the Company is the US$. The functional currency of its acquiring company is the US$ and the functional currency of the Company’s is Korean Won (“KRW”). The Company’s results of operations and cash flows are translated at average exchange rates during the year, assets and liabilities are translated at the unified exchange rate at the end of the year, and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the functional currency financial statements into US$ are included in determining comprehensive income.

LEO MOTORS FACTORY 2, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. The Company does not enter any material transaction in foreign currencies and accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Recent Accounting Pronouncements

On June 10, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) – Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) in its entirety from current accounting guidance. The Company has elected early adoption of this new standard.

The Company has implemented all other new accounting pronouncements that are in effect and that may impact its consolidated financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - EARNINGS PER SHARE

The Company reports basic and diluted earnings per share (EPS) according to the provisions of ASC Topic 260, which requires the presentation of basic EPS and, for companies with complex capital structures, diluted EPS. Basic EPS excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income (loss) available to common stockholders, adjusted by other changes in income or loss that would result from the assumed conversion of those potential common shares, by the weighted number of common shares and common share equivalents (unless their effect is antidilutive) outstanding. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive. Thus, these equivalents are not included in the calculation of diluted loss per share, resulting in basic and diluted loss per share being equal. The following is a reconciliation of the computation for basic and diluted EPS for the three months ended March 31, 2015 and years ended December 31, 2014 and 2013:

LEO MOTORS FACTORY 2, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	For the periods ended
	3/31/2015	12/31/2014	12/31/2013

Net Income (Loss)	$(400,012)	$22,978	$82,733

Weighted-average common stock Outstanding - basic	10,000	10,000	10,000
Equivalents
Stock options	0	0	0
Warrants	0	0	0
Convertible Notes	0	0	0
Weighted-average common shares
outstanding- Diluted	10,000	10,000	10,000

NOTE 3- NOTES PAYABLE

Notes payable consist of the following for the periods ended;
	3/31/2015	12/31/2014	12/31/2013

Bank loan originated in February 2012 payable monthly with variable interest rate payable over a 50 month term.	$37,711	$53,182	$87,889

Bank loan originated in February 2015 payable monthly with variable interest rate payable over a 36 month term.	84,618	0	0

Bank loan originated in February 2015 payable monthly with variable interest rate payable over a 36 month term.	43,387	0	0

Total Notes Payable	165,716	53,182	87,889

Less Current Portion	77,151	34,827	34,827

Long Term Notes Payable	$88,565	$18,355	$53,062

LEO MOTORS FACTORY 2, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has limited operations and incurred operating losses, and as of December 31, 2014 the Company had a working capital deficit and an accumulated deficit. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

Financial Commitments

The Company leases its  space in Korea which expires on December 31, 2016. The minimum obligations under such commitments for the years ending December 31, 2014 through December 31, 2018 are listed on the table below.

Financial Obligations

Twelve	Term-Term	Lease
months ending	Debt	Obligation	Total

12/31/2015	$73,097	$197,930	$271,027
12/31/2016	58,442	174,884	233,326
12/31/2017	42,324	0	42,324
12/31/2018	4,765	0	4,765
12/31/2019 & Beyond	0	0	0

Totals	$178,628	$372,814	$551,442

LEO MOTORS FACTORY 2, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - INCOME TAXES

Corporate income tax. The Company is a Korean domestic corporation taxed on their worldwide income, including income earned by their foreign branches. A domestic corporation is one that has its head office in Korea. Foreign corporations are taxed on Korean-source income only.

Domestic corporations. Corporate income tax is imposed at a rate of 10% on taxable income up to KRW200 million, at a rate of 20% on taxable income in excess of KRW200 million up to KRW20 billion, and at a rate of 22% exceeding KRW20 billion. Local income tax (formerly referred to as resident surtax), equal to 10% of corporate income tax payable before offsetting tax credits and exemptions, is also imposed, resulting in an effective tax rate of 24.2% on taxable income exceeding KRW20 billion if no tax credits and exemptions are available.  The company current has operated as a domestic Korean corporation and has not set up any tax provisions due to the recurring losses.

NOTE 7 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	31-Mar-15	31-Dec-14	31-Dec-13
Vehicles	$74,430	$67,455	$67,455
Tools	56,055	56,055	56,055
Office	7,995	7,991	7,991
Facility equipment	51,070	51,070	51,070

Total property and equipment	189,550	182,571	182,571

Accumulated depreciation	(109,382)	(173,460)	(155,843)
Property and equipment, net	$80,168	$9,111	$26,728

Depreciation expense for the periods ended March 31, 2015 and December 31, 2014 and 2013 amounted to $4,404 and $17,617 and $19,042, respectively.

NOTE 8 - SUBSEQUENT EVENTS

We have evaluated subsequent events and transactions that occurred through the date and time our financial statements were issued for potential recognition or disclosure in the accompanying financial statements.

On March 31, 2015 Leo Motors, Inc. a non related US public company acquired a 50% interest in our Company in exchange for cash. This transaction was not reflected in this pre acquisition financial statement. There was no activity for the three months ended March 31, 2015 other than the non reflected equity transaction between the companies.

We did not identify any other events or transactions that should be recognized or disclosed in the accompanying financial statements.